EXHIBIT 11
                          GENRAD, INC. AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                                   (Unaudited)

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

                                             Three Months Ended                Six Months Ended
                                          -------------------------        ------------------------
                                          June 28,         June 29,        June 28,        June 29,
                                            1997             1996            1997            1996
                                          --------         --------        --------        --------
Primary:
--------
Weighted average number of
   shares outstanding                    26,697,000       21,901,000      26,414,000      21,681,000
Shares deemed outstanding from the
   assumed exercise of stock options      1,480,000        2,080,000       1,683,000       1,889,000
                                         ----------       ----------     -----------     -----------
Total:                                   28,177,000       23,981,000      28,097,000      23,570,000
                                         ==========       ==========     ===========     ===========

Earnings applicable to common shares     $7,921,000       $5,711,000     $19,638,000     $12,660,000
                                         ==========       ==========     ===========     ===========

Earnings per share of common stock            $0.28            $0.24           $0.70           $0.54
                                         ==========       ==========     ===========     ===========

Fully Diluted:
--------------
Weighted average number of
   shares outstanding                    26,697,000       21,901,000      26,414,000      21,681,000
Shares deemed outstanding from the
   assumed exercise of stock options      2,044,000        2,259,000       1,990,000       2,259,000
                                         ----------       ----------     -----------     -----------
Total:                                   28,741,000       24,160,000      28,404,000      23,940,000
                                         ==========       ==========     ===========     ===========

Earnings applicable to common shares     $7,921,000       $5,711,000     $19,638,000     $12,660,000
                                         ==========       ==========     ===========     ===========

Earnings per share of common stock            $0.28            $0.24           $0.69           $0.53
                                         ==========       ==========     ===========     ===========

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